UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
February 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of December 31, 2025. A calculation of the NAV per share is set forth below.
December 31, 2025 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of December 31, 2025 and November 30, 2025:

	As of
(in thousands)	December 31, 2025	November 30, 2025
Investments in industrial properties	$9,573,550	$9,411,250
Investments in unconsolidated joint venture partnerships	14,265	14,245
Investments in real estate debt and securities	693,861	681,983
DST Program Loans	30,372	76,976
Cash and cash equivalents	63,037	77,021
Restricted cash	13,281	9,426
Other assets	87,902	87,858
Line of credit, term loans and mortgage notes	(4,751,552)	(4,651,924)
Secured financings on investments in real estate debt securities	(72,584)	(73,034)
Financing obligations associated with our DST Program	(494,109)	(760,659)
Other liabilities	(141,279)	(128,452)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,746)	(5,753)
Aggregate Fund NAV	$5,010,998	$4,738,937
Total Fund Interests outstanding	381,727	361,953

The following table sets forth the NAV per Fund Interest as of December 31, 2025 and November 30, 2025:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of December 31, 2025
Monthly NAV	$5,010,998	$969,159	$234,876	$2,111,803	$185,523	$1,088	$131,492	$1,377,057
Fund Interests outstanding	381,727	73,828	17,892	160,873	14,133	83	10,017	104,901
NAV Per Fund Interest	$13.1272	$13.1272	$13.1272	$13.1272	$13.1272	$13.1272	$13.1272	$13.1272
As of November 30, 2025
Monthly NAV	$4,738,937	$976,924	$236,456	$2,104,174	$175,734	$585	$122,191	$1,122,873
Fund Interests outstanding	361,953	74,616	18,060	160,714	13,422	45	9,333	85,763
NAV Per Fund Interest	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of December 31, 2025, we estimated approximately $142.5 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of December 31, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.6%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

				Increase
				(Decrease) to
	Hypothetical			the Fair Value of
Input	Change			Real Properties
Exit capitalization rate (weighted-average)	0.25%	%	decrease	3.0%	%
	0.25%	%	increase	(2.8)%	%
Discount rate (weighted-average)	0.25%	%	decrease	2.0%	%
	0.25%	%	increase	(2.0)%	%

Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05250 per share for the month of December 2025. These distributions were paid to all stockholders of record as of the close of business on December 31, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.
Update on Our Assets and Activities
As of December 31, 2025, we directly owned and managed a real estate portfolio that included 269 industrial buildings totaling approximately 57.4 million square feet located in 31 markets throughout the U.S. and was 90.7% occupied (91.3% leased).
As of December 31, 2025, our leverage ratio was approximately 46.3% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate debt securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.39%.
During the quarter ended December 31, 2025, we originated two debt-related investments, comprised of one senior loan and one mezzanine loan, with aggregate total commitments of $238.3 million.
For the quarter ended December 31, 2025, we raised gross proceeds of approximately $178.6 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $11.7 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October, November and December, which were redeemed in full on November 1, 2025, December 1, 2025 and January 1, 2026, respectively, was $60.9 million. During December 2025, we issued 19.4 million OP Units in exchange for DST Interests for a net investment of $253.4 million.

Update on Real Properties
As of December 31, 2025 our real estate portfolio included:
•268 industrial buildings totaling approximately 57.3 million square feet comprised our operating portfolio, which includes stabilized properties, and was 90.8% occupied (91.4% leased) with a weighted-average remaining lease term (based on square feet) of approximately 3.8 years; and
•One industrial building totaling approximately 0.1 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
Additionally, as of December 31, 2025, we owned and managed one building under construction totaling approximately 0.1 million square feet. Unless otherwise noted, this building is excluded from the presentation of our portfolio data herein.
During the trailing 12 months ended December 31, 2025, we transacted approximately 7.9 million square feet of new and renewal leases, and rent growth on comparable leases averaged 48.4%, calculated using cash basis rental rates (57.1% when calculated using GAAP basis rental rates). As of December 31, 2025, rents across our portfolio were estimated to be 18.3% below market (on a weighted-average basis).
Acquisitions. During the three months ended December 31, 2025, we acquired six industrial buildings for an aggregate contractual purchase price of $125.6 million.

Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of December 31, 2025:

Building Type	Description	Percent of Rentable Square Feet
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	78.3%	%
Light industrial	Building size of less than 150,000 square feet, single or multi-customer	21.6
Flex industrial	Includes assembly or research and development, primarily multi-customer	0.1
		100.0%	%

Portfolio Overview and Market Diversification. As of December 31, 2025, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis), by total occupied square footage) was approximately $7.93 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of December 31, 2025:

	Number of	Rentable	Occupied		Leased
($ and square feet in thousands)	Buildings	Square Feet	Rate (1)		Rate (1)		Annualized Base Rent (2)
Operating Properties:
Atlanta	19	3,949	88.8%	%	90.1%	%	$26,075	6.3%	%
Austin	6	562	76.3		76.3		4,408	1.1
Bay Area	3	845	100.0		100.0		10,706	2.6
Boston	4	606	100.0		100.0		5,836	1.4
Central Florida	11	2,195	89.6		89.6		15,465	3.7
Central Valley	9	2,280	86.6		86.6		14,351	3.5
Charlotte	1	210	100.0		100.0		1,149	0.3
Chicago	26	5,373	96.1		96.1		30,310	7.4
Cincinnati	2	705	100.0		100.0		3,890	0.9
Columbus	4	996	100.0		100.0		6,078	1.5
Dallas	18	5,973	100.0		100.0		36,048	8.7
D.C. / Baltimore	11	1,196	95.4		96.8		12,030	2.9
Denver	2	252	100.0		100.0		1,579	0.4
Houston	13	2,707	100.0		100.0		17,395	4.2
Indianapolis	5	2,591	85.3		85.3		10,611	2.6
Las Vegas	7	1,118	60.8		60.8		9,288	2.2
Louisville	5	1,579	100.0		100.0		7,270	1.8
Memphis	10	3,598	93.6		93.6		15,877	3.8
Nashville	3	1,254	36.5		36.5		2,868	0.7
New Jersey	17	3,526	90.8		98.1		34,031	8.2
Pennsylvania	16	2,937	68.8		69.5		17,171	4.2
Phoenix	6	654	100.0		100.0		5,908	1.4
Portland	3	716	71.6		71.6		4,803	1.2
Reno	6	1,422	100.0		100.0		9,804	2.4
Salt Lake City	5	1,003	95.2		95.2		7,926	1.9
San Antonio	1	96	100.0		100.0		810	0.2
San Diego	7	694	83.7		83.7		7,736	1.9
Savannah	2	519	100.0		100.0		3,092	0.7
Seattle	14	2,395	95.0		95.8		23,643	5.7
South Florida	13	2,317	93.6		93.6		24,894	6.0
Southern California	19	3,006	93.6		93.6		41,544	10.1
Total operating	268	57,274	90.8		91.4		412,596	99.9
Value-Add Properties:
Houston	1	129	62.8		62.8		517	0.1
Total value-add properties	1	129	62.8		62.8		517	0.1
Total portfolio	269	57,403	90.7%	%	91.3%	%	$413,113	100.0%	%
_________________________________________________________________________
(1)The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(2)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.

The following table sets forth the top 10 geographic allocations of our real estate portfolio based on fair value as of December 31, 2025:

($ in thousands)	Number of Buildings (1)	Fair Value of Real Property (2)	% of Fair Value
New Jersey	17	$928,100	9.7%	%
Southern California	19	811,700	8.5
Dallas	18	796,100	8.3
Chicago	26	676,800	7.1
South Florida	13	660,350	6.9
Atlanta	19	599,550	6.3
Seattle	14	520,500	5.4
Pennsylvania	16	511,600	5.3
Houston	14	381,750	4.0
Central Florida	11	350,700	3.7
Other	102	3,336,400	34.8
Total Portfolio	269	$9,573,550	100.0%	%
_________________________________________________________________________
(1)Excludes one building under construction.
(2)Comprised of $9.5 billion of real property in our operating portfolio, which includes stabilized properties, $16.6 million of real property in our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop or buildings recently completed which have not yet reached stabilization, and $11.7 million of real property in our development portfolio, which includes buildings that are either under construction or in the pre-construction phase. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
Lease Terms. Lease terms typically range from one to 10 years and often include renewal options. Leases that are structured on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs, account for 99.0% of our total leased portfolio, based on number of leases. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases.
Lease Expirations. As of December 31, 2025, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 3.8 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of December 31, 2025, without giving effect to the exercise of renewal options or termination rights, if any:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)			Occupied Square Feet
2026 (2)	74	$52,356	12.7%	%	7,480	14.4%	%
2027	86	67,162	16.3		8,847	17.0
2028	102	72,306	17.5		8,547	16.4
2029	79	56,165	13.6		6,745	13.0
2030	51	50,993	12.3		6,128	11.8
2031	32	26,221	6.3		3,502	6.7
2032	34	42,109	10.2		5,373	10.3
2033	6	3,146	0.8		376	0.7
2034	8	24,110	5.8		2,672	5.1
2035	2	659	0.2		42	0.1
Thereafter	10	17,886	4.3		2,358	4.5
Total occupied	484	$413,113	100.0%	%	52,070	100.0%	%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.
(2)Includes one lease totaling approximately 19,000 square feet that expired on December 31, 2025.

Customer Diversification. As of December 31, 2025, none of our customers individually represented more than 10.0% of total occupied square feet or total annualized base rent of our portfolio. The following table reflects the 10 largest customers of our portfolio, based on annualized base rent, which occupied a combined 10.0 million square feet as of December 31, 2025:

Customer	% of Total Annualized Base Rent (1)		% of Total Occupied Square Feet
Amazon	7.6%	%	6.8%	%
B. Braun Medical	2.8		1.2
Mondelez Global, LLC	1.9		2.4
Radial, Inc.	1.8		3.2
Maersk	1.7		1.0
Estes Forwarding Worldwide	1.6		1.2
East Coast/West Coast Logistics, LLC	1.3		0.5
FedEx Corporation	1.1		1.5
US Elogistics Service Corp	1.1		0.9
KeHE Distributors, Inc.	1.0		0.7
Total	21.9%	%	19.4%	%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.
The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.
Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of December 31, 2025:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)			Occupied Square Feet
Transportation / Logistics	50	$66,710	16.1%	%	7,648	14.7%	%
eCommerce / Fulfillment	29	47,778	11.5		6,403	12.3
Food & Beverage	36	36,694	8.9		4,510	8.7
Storage / Warehousing	44	32,154	7.8		4,233	8.1
Auto	29	24,889	6.0		3,697	7.1
Manufacturing	39	21,278	5.2		2,765	5.3
Home Furnishings	16	17,333	4.2		2,192	4.2
Medical Products / Equipment	5	14,669	3.6		1,021	2.0
Electrical / Wire	13	11,997	2.9		1,809	3.4
Home Improvement	23	11,628	2.8		1,434	2.8
Other	200	127,983	31.0		16,358	31.4
Total	484	$413,113	100.0%	%	52,070	100.0%	%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.

Update on Suitability Standards

The suitability standards for Class T-R, Class D-R and Class I-R stockholders participating in the distribution reinvestment plan listed in the section captioned, “Suitability Standards” in our current Class T-R, Class D-R and Class I-R public offering prospectus (the “Prospectus”) included in our Registration Statement on Form S-3 (File No. 333-255376) are hereby updated to delete and replace the suitability standard for Alabama investors with the standard shown below, effective with respect to all Class T-R, Class D-R and Class I-R shares purchased pursuant to our distribution reinvestment plan on and after February 20, 2026.

Alabama—An Alabama resident must have (i) a minimum net worth of at least $350,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $100,000. In addition, an Alabama resident’s aggregate investment in Ares Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of such Alabama resident’s liquid net worth at the time of investment. For these purposes, “liquid net worth” is the portion of an individual’s net worth consisting of cash, cash equivalents, and readily marketable securities. This 10% concentration limit will not apply to investments made by an Alabama resident as a result of participation in a distribution reinvestment program, nor will it apply to any Alabama resident that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

For purposes of this “Suitability Standards” section of the Prospectus, investments in other “non-traded direct participation programs” include investments in other REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but exclude investments in securities (x) listed on a securities exchange, (y) sold pursuant to a private offering that is exempt from federal and state registration requirements, and (z) issued by any investment company registered pursuant to the Investment Company Act of 1940, as amended.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

January 16, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer